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                                                                    EXHIBIT 10.2


                                AMENDMENT NO. 1
                          TO STOCK PURCHASE AGREEMENT

     THIS AMENDMENT NO. 1 dated as of March 9, 1998 (the "Amendment"), has been executed by and between Eastern Environmental Services, Inc., and the Shareholders of Bluegrass Containment, Inc.

                                   RECITALS

     The parties to this Amendment have entered into a Stock Purchase Agreement dated March 2, 1998 ("Agreement"). The parties hereto wish to make certain modifications to the Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, received to the full satisfaction of each of them, the parties hereby agree to amend the Agreement as follows:

                                   ARTICLE I
                                  AMENDMENTS

     1.1 All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

     1.2 Section 1.3(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

"At the Closing, each of the Sellers agrees to transfer and deliver to Purchaser all of the Company Shares owned by such Seller, as applicable, and Purchaser agrees to purchase and pay for the Company Shares, the total consideration of a number of shares of Purchaser's common stock having the value set forth hereinafter ("Consideration Stock"), each share being valued ("Per Share Value") at $24.25 per share. The total value of the Consideration Stock valued at the Per Share Value shall equal $4,100,000 ("Base Purchase Price") as increased as hereinafter set forth. The Base Purchase Price shall be increased by the amount, if any, by which the accounts receivable of the Company (less an agreed-upon bad debt reserve) exceed the accounts payable of the Company as of the Closing Date ("Accounts Receivable Excess"). The Base Purchase Price shall also be increased by the amount of cash held by Company in its regular checking and savings accounts in excess of $100,000 ("Cash Excess"). The Base Purchase Price shall be further increased by the dollar value of any freely tradeable mutual funds posted as collateral for landfill closing and post-closing performance bonds, valued at the closing net asset value as of the trading day which is the fifth trading day prior to closing ("Collateral Securities"). At the Closing, Purchaser shall deliver to Sellers Consideration Stock in the amount of $4,806,932 (the "Closing Payment Amount"). The Consideration Stock shall not be registered under the Securities Act of 1933 (the "Act") or any state securities law."

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     1.3  Section 1.3(d) of the Merger Agreement is hereby amended and restated
in its entirety to read as follows:

"Upon conclusive determination of the Company's cash balances, accounts receivable and accounts payable as of the Closing Date as provided in Section 1.3(c), Purchaser shall deliver to Sellers additional Consideration Stock valued at the Per Share Value in the amount of (i) the Base Purchase Price plus the amount of the Accounts Receivable Excess, if any, plus the amount of the Cash Excess, if any, plus the amount of the Collateral Securities, less (ii) the Closing Payment Amount delivered at closing in accordance with Section 1.3(a)."

     1.4  The Closing Date under the Agreement shall be March 9, 1998.

                                  ARTICLE II
                                 MISCELLANEOUS

     2.1 All references in the Agreement to "this Agreement" or like terms shall mean and be a reference to the Agreement as amended by this Amendment and all references to "the Agreement" or a like term in any agreement executed in connection with the Agreement shall mean and be a reference to the Agreement as amended by this Amendment.

     2.2 Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect.

     2.3 This Amendment hereby incorporates, includes and is subject to Article X of the Agreement.


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     IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

                                        SHAREHOLDERS

WITNESS:



  /s/ Terrell Black                       /s/ Thomas W. Smith, Jr.
_____________________________________   ________________________________________
                                        Thomas W. Smith, Jr.

WITNESS:

  /s/ Terrell Black                       /s/ Mark A. Rust
_____________________________________   ________________________________________
                                        Mark A. Rust

                                        COMPANY
                                        BLUEGRASS CONTAINMENT, INC.


                                        By: /s/ Thomas W. Smith, Jr.
                                           ____________________________________

                                        Its: President
                                            ___________________________________


                                        PURCHASER
                                        EASTERN ENVIRONMENTAL SERVICES, INC.


                                        By: /s/ Robert M. Kramer
                                            ---------------------------------
                                                Robert M. Kramer
                                                Executive Vice President

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